Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 15, 2001 accompanying the consolidated financial statements of Cross Media Marketing Corporation and Subsidiary appearing in the Annual Report on Form 10KSB for the year ended December 31, 2000 which are incorporated by reference in this Registration Statement.

We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP

/s/ GRANT THORNTON LLP
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New York, New York, New York
March 27, 2001